Exhibit 99.3

Latch Completes Business Combination with TS Innovation Acquisitions Corp.

to Become Publicly-Traded Company

PropTech leader behind full-building enterprise SaaS platform LatchOS will begin trading on NASDAQ Today

Latch will report first quarter 2021 financial results on June 9th

NEW YORK, N.Y. – June 7, 2021 — Latch, Inc. (“Latch” or the “Company”), maker of the full-building enterprise software-as-a-service (SaaS) platform LatchOS, and TS Innovation Acquisitions Corp. (“TSIA”), a publicly traded special purpose acquisition company launched by leading real estate owner, developer, operator, and investment manager Tishman Speyer Properties, L.P. (“Tishman Speyer”), today announced that on June 4, 2021, the parties officially completed their previously announced transaction that resulted in Latch becoming a public company. The transaction was approved at a special meeting of the TSIA stockholders on June 3, 2021. Latch’s common stock and warrants will begin trading on the Nasdaq Global Select Market today under the ticker symbols “LTCH” and “LTCHW,” respectively.

In connection with the transaction, Latch has received approximately $453 million in cash proceeds, net of fees and expenses funded in conjunction with the closing of the business combination, which includes $190 million from a previously announced private placement of common stock (the “PIPE”). The proceeds will be used to fund initiatives to drive growth, such as growing the number of units on its platform, expanding offerings to additional asset classes, and spreading to new geographies.

“Latch’s long-term mission is to make all types of spaces better places to live, work, and visit,” said Luke Schoenfelder, Latch Co-Founder, CEO, and Chairman of the Board of Directors. “As a public company, we expect to have the capital and strategic resources to deliver new products, grow our market share in North America, enter new markets abroad, and expand into new verticals that will benefit from our unique, full-building operating system. We look forward to executing our strategic objectives and driving enhanced value for our shareholders, customers, and residents.”

Rob Speyer, President and CEO of Tishman Speyer and member of the Board of Directors of Latch, said, “We were attracted to Latch for its proven business model, strong leadership, and exceptional products, which have completely changed the building experience. I look forward to continuing my collaboration with Luke and the management team, helping Latch strengthen and grow its position in the industry.”

Since announcing the business combination in January 2021, Latch has successfully launched a series of new products, including:

•

LatchOS for Commercial Office – a potentially high-growth commercial solution that will extend smart access, visitor and delivery management, smart device and sensor control, connectivity, and identity and personalization solutions to meet the needs of modern office spaces;

•

Latch Visitor Express – a contactless visitor entry system designed to streamline visitor entry within office buildings, reduce lobby lines and wait times, and greatly increase operational efficiencies for building staff;

•	The Latch Lens Partner Program – an industry-first partnership program that enables access device partners to leverage Latch’s software and Latch Lens;

•	LatchID – a proprietary identification system that creates a trusted network of users, across spaces and devices; and

•	Latch C2 – Latch’s newest smart access solution, a cost-effective device designed for both retrofits and new construction that brings Latch to more people and more doors than ever before.

As announced on March 31, 2021, Latch’s Board of Directors is comprised of seven directors, including: Peter Campbell, Tricia Han, Raju Rishi, J. Allen Smith, Rob Speyer, Luke Schoenfelder, and Andrew Sugrue. Latch’s management team will continue to be led by Schoenfelder, Brian Jones, Chief Technology Officer and Co-Founder, Ali Hussain, Chief Operating Officer, and Garth Mitchell, Chief Financial Officer.

Goldman Sachs acted as financial advisor to Latch and as joint placement agent on the PIPE. Latham & Watkins LLP acted as legal advisor to Latch. Allen & Company LLC and BofA Securities acted as joint financial advisors to TSIA and also as joint lead placement agents on the PIPE. Sullivan & Cromwell acted as legal advisor to TSIA. William Blair & Company, L.L.C., Robert W. Baird & Co. Incorporated, Cantor Fitzgerald & Co., KeyBanc Capital Markets Inc., D.A. Davidson & Co., and The Benchmark Company, LLC acted as non-exclusive capital markets advisors on the de-SPAC process.

First Quarter Conference Call and Webcast Information

Latch will host a conference call and live webcast to discuss first quarter 2021 financial results at 5:00 p.m. Eastern Time on Wednesday, June 9, 2021. To access the conference call, dial (833) 562-0132 for the U.S. or Canada, or (661) 567-1107 for international callers with conference ID: 7510438. The webcast and an archived version will be available live on the Investor Relations section of the Company’s website at https://www.latch.com/investors.

About Latch, Inc.

Latch makes spaces better places to live, work, and visit through a system of software, devices, and services. More than one in ten new apartments in the U.S. are currently being built with Latch products, serving customers in more than 35 states through its flagship full-building operating system, LatchOS. For more information, please visit https://www.latch.com.

FORWARD LOOKING STATEMENTS

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding expected benefits of the business combination to Latch and adoption of Latch’s technology and products. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including Latch’s ability to implement business plans after the transaction and changes and developments in the industry in which Latch competes. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of TSIA’s definitive proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2021 and other documents filed by Latch from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.

CONTACTS

Latch

Investors

investors@latch.com

Media

Daniel Teweles

press@latch.com

Or

Leigh Parrish / Jed Repko

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Or

Danny Finlay

Current Global

707-372-9050

Tishman Speyer

Bud Perrone

Rubenstein

212-843-8068